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                                                                    EXHIBIT 11.1

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                  COMPUTATIONS OF NET INCOME (LOSS) PER SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                            YEAR ENDED MAY 31,
                                                                                      -------------------------------
                                                                                        1995       1996       1997
                                                                                      ---------  ---------  ---------
Primary:
  Weighted average common shares outstanding........................................      4,319      4,303      4,297
  Weighted average common equivalent shares assuming conversion of stock options
    under the treasury stock method.................................................         --         61        116
  Common and common equivalent shares pursuant to Staff Accounting Bulletin No.
    83..............................................................................        123        123        123
                                                                                      ---------  ---------  ---------
Shares used in per share calculations...............................................      4,442      4,487      4,536
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Net income (loss)...................................................................  $  (1,987) $   1,400  $   3,315
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Net income (loss) per share.........................................................  $   (0.45) $    0.31  $    0.73
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------


    The difference between primary and fully diluted earnings (loss) per share is less than $0.01 for each period presented.